Prudential Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						January 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                       Re: Prudential Natural Resources Fund, Inc. (the Fund)
                            File No. 811-05206


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential Natural Resources Fund, Inc. for the six-month period ended November 30, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                          Very truly yours,


                                                        /s/ Maria G. Master
                                                            Maria G. Master
                                                            Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of January 2003.







Prudential Natural Resources Fund, Inc.





Witness: Maria G. Master  			     By:/s/ Grace C. Torres
            Maria G. Master	  	      		    Grace C. Torres
            Secretary		      			    Treasurer





























         T:\Cluster 1\N-SAR\NRF\1-03.Letter